Exhibit 10.12

FORM OF TAX-EXEMPT BOND AGREEMENT

THIS TAX-EXEMPT BOND AGREEMENT (this “Agreement”) is made as of this [____] day of [     ], 2021 (the “Effective Date”), by and between International Paper Company, a New York corporation (“International Paper”), and Sylvamo North America, LLC, a Delaware limited liability company (“Sylvamo”).

Recitals

The facilities owned by International Paper listed in Schedule A hereto (the “Tax-Exempt Facilities”) have been financed and/or refinanced, in whole or in part, with proceeds of the issuance and sale of the Series 2015 Bonds (as defined and listed in Schedule B hereto, the “Tax-Exempt Bonds”). International Paper is the obligor and borrower in respect of the Tax-Exempt Bonds. The obligations of International Paper with respect to the Tax-Exempt Bonds are contained in the agreements listed in Schedule C hereto (the “Financing Agreements”).

The interest paid or accrued on the Tax-Exempt Bonds, with certain exceptions, is not includable in the gross income of the holders of the Tax-Exempt Bonds (the “Bondholders”) for purposes of federal income taxation. Pursuant to the Internal Revenue Code of 1986, as amended (collectively, the “Code”), the basis for the federal income tax exclusion for interest payable to the Bondholders is the use of the Tax-Exempt Facilities for certain qualified purposes.

The use of all or part of the Tax-Exempt Facilities for a purpose other than a qualifying purpose or purposes may cause (a) the interest payable on all or part of the Tax-Exempt Bonds to be includable in the federal gross income of the Bondholders possibly with retroactive effect, and/or (b) the deductibility of the interest payable by International Paper on all or part of the Tax-Exempt Bonds to be disallowed by the Code.

The parties hereto desire to enter into this Agreement to ensure that the Tax-Exempt Facilities will continue to be used in a qualifying manner as required by the Code.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

Section 1.    (a) International Paper hereby agrees that, as of the Effective Date, Sylvamo and its successors and assigns shall have the right to exercise all of the rights and remedies of International Paper under the Financing Agreements, including, without limitation, the right to receive any condemnation and insurance proceeds, and except for the Retained Liabilities (as hereinafter defined), Sylvamo hereby agrees as of the Effective Date to perform all of International Paper’s obligations under the Financing Agreements, all upon the terms and subject to the conditions set forth herein. Sylvamo’s agreement to perform International Paper’s obligations hereunder and under the Financing Agreements is subject to any and all limitation, exclusions, conditions and non-recourse limitations set forth in the Financing Agreements. Notwithstanding the foregoing, International Paper shall remain liable for (i) the payment obligations with respect to the Tax-Exempt Bonds and administrative expenses of the Issuer (as defined in the Financing Agreements) and the lender for the Series 2015 Bonds, (ii) any indemnification obligations under the Financing Agreements, other than such indemnification obligations caused by or arising from the operation, use, occupancy, maintenance and ownership of the Tax-Exempt Facilities after the Effective Date, (iii) any obligations with respect to the acquisition, construction and installation of the Tax-Exempt Facilities, (iv) any representation or warranty made by International Paper under the Financing Agreements and (v) the payment of all amounts, the performance of all duties and obligations and the satisfaction of all conditions under the Financing Agreements that accrued prior to the Effective Date or which were to be performed or satisfied prior to the Effective Date or which arise from events, actions or omissions which occurred on or before the Effective Date, including, without limitation, its obligations under any indemnities included in the Financing Agreements (collectively, the “Retained Liabilities”).

(b) Sylvamo acknowledges the recitals herein and that any breach bySylvamo of its obligations under this Agreement could result in the incurrence by International Paper of additional costs and expenses, including, but not limited to, an increase in the rate of interest required to be paid to the Bondholders, liability to some or all of the Bondholders for their failure to include interest payable on the Tax-Exempt Bonds in their respective federal gross income in the event of a final determination of taxability by the Internal Revenue Service (the “IRS”) and loss of the interest deduction to International Paper under the Code. Sylvamo acknowledges receipt of copies of the Financing Agreements and tax compliance documents or non-arbitrage certificates for the Tax-Exempt Bonds and certain tax representations made by International Paper in such documents. International Paper represents that it is in compliance with such tax representations and that no default or event of default exists under the tax compliance documents or non-arbitrage certificates for the Tax-Exempt Bonds.

Section 2. In order to avoid any or all of the consequences described in Section 1 and the recitals herein, Sylvamo agrees that it will not use, or permit the use of, all or part of the Tax-Exempt Facilities for any purpose except (a) the current use of such Tax-Exempt Facilities or (b) use as contemplated by the tax compliance documents or non-arbitrage certificates for the Tax-Exempt Bonds, unless Sylvamo (x) provides notice to International Paper in accordance with Section 3 hereof or (y) obtains at its own expense an opinion addressed to International Paper of nationally recognized bond counsel reasonably acceptable to International Paper that such proposed change in use of the Tax-Exempt Facilities or part thereof will not impair (I) the exclusion from gross income of the interest on any Tax-Exempt Bonds for federal income tax purposes or (II) the deductibility of the interest payable on the Tax-Exempt Bonds by International Paper under the Code.

Section 3. Notwithstanding any other provision in this Agreement, it is expressly understood and agreed that the provisions of this Agreement shall not prohibit Sylvamo from ceasing to operate, maintain or repair any element or item of the Tax-Exempt Facilities, suspending the operation of the Tax-Exempt Facilities on a temporary basis, changing the use of the Tax-Exempt Facilities, or terminating the operation of the Tax-Exempt Facilities on a permanent basis and shutting down, selling or transferring, retiring and/or decommissioning the Tax-Exempt Facilities, provided the purchaser or transferee of the Tax-Exempt Facilities shall expressly assume in writing the obligations of Sylvamo hereunder in a separate tax-exempt bond agreement (or similarly styled agreement) among International Paper, Sylvamo and the purchaser or the transferee. Sylvamo shall provide to International Paper written notice at least thirty (30) days (or such shorter period of time as may be agreed to by International Paper and Sylvamo) in advance of any change in use, permanent shut-down, retirement, abandonment or decommissioning of any Tax-Exempt Facilities in whole or in part.

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Section 4. International Paper and Sylvamo agree to cooperate fully with each other in the event of an audit of the Tax-Exempt Bonds and/or the deductibility and/or excludability of interest payable thereon by the IRS and to provide in a timely fashion copies of or reasonable access to all documents and papers relating to the Tax-Exempt Facilities which may be necessary in connection with a response to such audit.

Section 5. Sylvamo agrees reasonably to assist International Paper in connection with the refinancing with tax-exempt bonds of any or all of the Tax-Exempt Facilities, including, but not limited to, certifications regarding the continued operation, anticipated useful life and relevant operating data with respect to such facility and to communicate support for such refinancing to the issuer of tax-exempt bonds upon request of International Paper.

Section 6. (a) International Paper hereby represents and warrants that it has the power and authority to enter into and execute this Agreement and any other documents or instruments necessary or desirable in connection herewith.

(b) International Paper hereby represents and warrants that, as of the Effective Date, (i) there are no fees and other amounts payable to the Issuer under any Financing Agreement that are currently due and payable or that have accrued but are unpaid, (ii) International Paper is not in default (and no circumstances exist or fail to exist that, with the giving of notice or passage of time or both would constitute such a default) under any Financing Agreement, and (iii) no material breaches, defaults or defenses have been asserted under any Financing Agreement by any of the parties thereto (including International Paper).

(c) International Paper further represents and warrants that, as of the Effective Date, (i) the Tax-Exempt Facilities have been completed, (ii) it has delivered to Sylvamo a complete and correct copy of each Financing Agreement, (iii) the Financing Agreements have not been modified or amended and is in full force and effect, and (iv) the Issuer has not assigned or pledged its interest in any of the Financing Agreements.

(d) International Paper shall cause a notice and a copy of this Agreement to be delivered to the Issuer within 30 days of the date hereof under notice in the form substantially similar to that which is attached hereto as Schedule D.

(e) From and after the Effective Date, International Paper will at its own expense indemnify and hold harmless Sylvamo from all actions, suits, losses, costs (including, without limitation, reasonable attorneys’ fees and expenses), obligations and liability arising with respect to (i) the Retained Liabilities, (ii) International Paper’s default with respect to its covenants and obligations under this Agreement, and (iii) any misrepresentation or incorrect warranty of International Paper set forth herein. The obligations of International Paper under this Section 6(e) shall be absolute and unconditional and shall survive the expiration or termination of the Financing Agreements.

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Section 7. (a) Sylvamo hereby represents and warrants that Sylvamo has the power and authority to enter into and execute this Agreement and any other documents or instruments necessary or desirable in connection herewith, and to incur and perform the obligations provided for herein.

(b) Following the Effective Date and throughout the remaining term of the Financing Agreements, Sylvamo will at its own expense indemnify and hold harmless International Paper from all actions, suits, losses, costs (including, without limitation, reasonable attorneys’ fees and expenses), obligations and liability arising with respect to (i) Sylvamo’s default with respect to its covenants and obligations under this Agreement and (ii) the Financing Agreements (other than with respect to the Retained Liabilities) and the performance and observance of any and all other agreements of International Paper provided in the Financing Agreements other than the Retained Liabilities. The obligations of Sylvamo under this Section 7(b) shall be absolute and unconditional and shall remain in full force and effect until the Financing Agreements have expired.

Section 8. The obligations of each party hereto are unconditional and shall not be contingent upon performance by the other party of its obligations hereunder.

Section 9. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware (without giving effect to Delaware’s conflicts of law analysis).

Section 10. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (a) when delivered personally to the recipient, (b) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid); provided that confirmation of delivery is received, (c) when sent if sent by e-mail transmission or (d) five days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(a)	if to International Paper, to:

[                                                  ]

[                                                  ]

[                                                  ]

Attention: [                                 ]

E-Mail: [                                     ]

(b)	if to Sylvamo, to:

[                                                  ]

[                                                  ]

[                                                  ]

Attention: [                                 ]

E-Mail: [                                     ]

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Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 11. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

Section 12. This Agreement may not be amended, altered or terminated except by a written instrument signed by the parties hereto. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, International Paper and Sylvamo have caused this Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

SYLVAMO NORTH AMERICA, LLC

By:
Name:
Title:

[Signature Page to Tax-Exempt Bond Agreement]

SCHEDULE A

Tax-Exempt Facilities

SCHEDULE B

Tax-Exempt Bonds

$15,000,000 Essex County Industrial Development Agency Solid Waste Disposal Revenue Refunding Bonds (International Paper Company Project), Series 2015A (the “Series 2015 Bonds”)

SCHEDULE C

Financing Agreements

Financing Agreement, dated as of December 1, 2015, between the Essex County Industrial Development Agency and International Paper, as amended by the First Amendment to Financing Agreement, dated as of April 26, 2018, between the Essex County Industrial Development Agency and International Paper, each relating to the Series 2015 Bonds.

Installment Sale Agreement, dated as of December 1, 2015, between the Essex County Industrial Development Agency and International Paper, relating to the Series 2015 Bonds.

SCHEDULE D

[LETTERHEAD]

[______________] [    ], 2021

[Address]

Re:	$15,000,000 Essex County Industrial Development Agency Solid Waste Disposal Revenue Refunding Bonds (International Paper Company Project), Series 2015A (the “Bonds”)

Ladies and Gentlemen:

Reference is made to the Installment Sale Agreement, dated as of December 1, 2015 (the “Agreement”), between the Essex County Industrial Development Agency (the “Issuer”) and International Paper Company (“International Paper”). Enclosed is a true and complete copy of a Tax-Exempt Bond Agreement, dated as of [__________] [     ], 2021 (the “TEB Agreement”), between International Paper and Sylvamo North America, LLC, relating to, among other things, the use of the Tax-Exempt Facilities (as defined in the TEB Agreement).

Very truly yours,

International Paper Company

By:
Authorized Company Representative